Exhibit 10.20

FORM OF PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Loan Amount: ______________________	Tampa, Florida
Instrument #: __________________	Issuance Date: __________________
Holder: ________________________________________________________________________

FOR VALUE RECEIVED, CLYRA MEDICAL TECHNOLOGIES, INC., a corporation organized under the laws of the state of Delaware (“Issuer”), promises to pay to the order of the Holder noted above, at “Holder’s Address” (as that term is defined below), or at such other place as Holder may direct, the “Loan Amount” noted above (the “Loan Amount”), payable February 28, 2029 (the “Maturity Date”) after the “Issuance Date” noted above (the “Issuance Date”). This Promissory Note is duly authorized issue of the Issuer, purchased by the initial Holder in the Issuer’s February 2026 Guaranteed Note private securities offering pursuant to the subscription agreement (“Subscription Agreement”) submitted by the original Holder and accepted by the Issuer on the Issuance Date, and designated as its “2026 Guaranteed Note” (referred to herein as the “Note”). This Note is issued as one component of a “Unit”, comprised of this Note and a stock purchase warrant.

The Issuer agrees to pay interest monthly on the unpaid Loan Amount principal outstanding hereunder at the rate per annum equal to fifteen percent (15%).

Payments of both principal and interest are to be made in immediately available funds in lawful money of the United States of America, or in Common Stock of the Issuer, as set forth below.

The Note is subject to the following additional provisions:

1.    Interest. Accrual of interest shall commence as of the Issuance Date. Interest will be paid in cash monthly no later than the tenth of each month for interest due through the end of the prior calendar month (the first month pro-rated based on the actual number of days elapsed in said month based on a 365 day year), and also on the Maturity Date. Unless otherwise agreed in writing by both parties hereto, the interest so payable will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered on the records of the Issuer regarding registration and transfers of the Note (the “Note Register”), provided, however, that the Issuer’s obligation to a transferee of this Note arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions contained in this Note and the Subscription Agreement that the original Holder executed at the time of making an investment in the Issuer.

2.    Withholdings. The Issuer shall be entitled to withhold from all payments of principal and/or interest of this Note any amounts required to be withheld under the applicable provisions of the Internal Revenue Code of 1986, as amended, or other applicable laws at the time of such payments.

3.    Transfer. This Note has been issued subject to investment representations of the original Holder hereof and may be transferred or exchanged only in compliance with the Securities Act and applicable state securities laws and in compliance with the restrictions on transfer provided in the Subscription Agreement. Prior to the due presentment for such transfer of this Note, the Issuer and any agent of the Issuer may treat the person in whose name this Note is duly registered in the Note Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Note is overdue, and neither the Issuer nor any such agent shall be affected by notice to the contrary. The transferee shall be bound, as the original Holder by the same representations and terms described herein and under the Subscription Agreement.

4.    No provision of this Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, upon an Event of Default (as defined below), to pay the principal of, and interest on this Note at the place, time, and rate, and in the coin or currency herein prescribed.

5.    Events of Default. Each of the following occurrences is hereby defined as an “Event of Default”:

a.    Nonpayment. The Issuer shall fail to make any payment of principal, interest, or other amounts payable hereunder when and as due; or

b.    Dissolutions, etc. The Issuer or any subsidiary shall fail to comply with any provision concerning its existence or any prohibition against dissolution, liquidation, merger, consolidation or sale of assets; or

c.    Noncompliance with this Agreement. The Issuer shall fail to comply in any material respect with any provision hereof, which failure does not otherwise constitute an Event of Default, and such failure shall continue for ten (10) days after the occurrence of such failure; or

d.    Bankruptcy. Any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against the Issuer or any of its subsidiaries, or the Issuer or any of its subsidiaries shall take any step toward, or to authorize, such a proceeding; or

e.    Insolvency. The Issuer shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business.

6.    Holder’s Election upon Default. If one or more “Events of Default” shall occur, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) and only after Issuer has been given notice of such Event of Default and an opportunity to cure as provided herein, at the option of the Holder, and in the Holder’s sole discretion, the Holder may elect to consider this Note (and all interest through such date) immediately due and payable. In order to so elect, the Holder must deliver written notice of the election and the amount due to the Issuer via certified mail, return receipt requested, at the Issuer’s address as set forth herein (or any other address provided to the Holder), and thereafter the Issuer shall have ten (10) business days upon receipt to cure the Event of Default or pay the Note. It is agreed that in the event of such action, such Holder shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys. A change in control of the Issuer shall not be deemed to be an Event of Default.

7.    Conditional Mandatory Payment Prior to Maturity. Issuer shall pay all outstanding principal and interest then due on this Note within thirty (30) days of the closing of a securities offering in which Issuer receives an aggregate Ten Million Dollars ($10,000,000) or more gross proceeds (“Early Payment Trigger”). If multiple offerings of Issuer would be integrated in accordance with the Securities Act of 1933, the aggregate gross proceeds of all such integrated offerings shall be used to determine whether the $10,000,000 threshold in the previous sentence has been met. Issuer shall notify Holder within ten (10) days of the occurrence of an Early Payment Trigger.

8.    Invalid or Unenforceable Provisions. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed by an officer thereunto duly authorized.